As filed with the Securities and Exchange Commission on December 12, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SCOR

(Exact name of registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

1, avenue du Général de Gaulle
92074 Paris—La Défense Cedex
France
(Address of principal executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

     Securities Act Registration Statement file number to which this form relates: 333-5568.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Ordinary Shares, nominal value € 1.00 per share	New York Stock Exchange, Inc. *
American Depositary Shares (as evidenced by American Depositary Receipts), each representing one Ordinary Share, nominal value €1.00 per share	New York Stock Exchange, Inc.

*	Not for trading, but only in connection with the American Depositary Shares.

      Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
ENGLISH TRANSLATION OF STATUTS OF THE REGISTRANT

Item 1. Description of Registrant’s Securities to be Registered

     This amendment on Form 8-A/A is being filed to reflect the reduction in the nominal value of SCOR’s ADSs and Ordinary Shares from €3.81 to € 1.00, effective December 1, 2003. As of December 1, 2003, SCOR has a share capital of 136,544,845 euros divided into 136,544,845 fully paid and registered shares. In other respects, the description of the securities to be registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (No. 333-5568) originally filed on September 13, 1996, as amended, under the Securities Act of 1933, as amended, is hereby incorporated herein by reference in answer to this item. In addition, Post-Effective Amendment No. 1. to Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on December 8, 2003, reflecting the aforementioned reduction in nominal value, is also hereby incorporated by reference in answer to this item.

Item 2. Exhibits

1.	Registration Statement on Form F-1 (File No. 333-5568) filed with the Securities and Exchange Commission on September 13, 1996, as amended on September 24, 1996, incorporated by reference.

2.	Registration Statement on Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on September 26, 1996, as amended on October 7, 1996, incorporated by reference.

3.	Post-Effective Amendment No. 1. to Form F-6 (File No. 333-5684) filed with the Securities and Exchange Commission on December 8, 2003, incorporated by reference.

4.	English translation of statuts (charter) of the Registrant, containing amendments through December 1, 2003, attached.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SCOR
Date: December 12, 2003
	By:	/s/ Denis Kessler

	Name: Title:	Denis Kessler Chairman and Chief Executive Officer